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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 14, 2000


                        VoiceStream Wireless Corporation.
             (Exact name of registrant as specified in its charter)


              Delaware                              000-29667                           91-1983600
    ----------------------------            ------------------------                   -------------
    (State or other jurisdiction            (Commission File Number)                   (IRS Employer
          of incorporation)                                                         Identification No.)

   12920 SE 38th Street, Bellevue, Washington              98006
    ----------------------------------------             ----------
    (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (425) 378-4000


                                 Not Applicable
          (Former name or former address, if changed since last report)


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        On December 14, 2000, VoiceStream Wireless Corporation, a Delaware
corporation ("VoiceStream") announced the completion of transactions through which VoiceStream exchanged a total of 7,912,867 shares of VoiceStream common stock with Cook Inlet Region, Inc., a Delaware corporation ("CIRI") and SSPCS
Corporation, a Delaware corporation ("SSPCS") for the interests of SSPCS and affiliates of CIRI in certain joint venture entities that were controlled by affiliates of CIRI prior to the exchanges. As a result of the exchanges,
VoiceStream obtained control of 144 C and F block PCS licenses covering over 100 million people, including licenses in Dallas, Chicago, Philadelphia, Seattle,
Phoenix, Washington D.C., Miami, Los Angeles, Cincinnati, Detroit, St. Louis,
Tulsa, Spokane, and others. The Federal Communications Commission ("FCC")
approved transfer of control of these licenses from CIRI to VoiceStream on
December 13, 2000, subject to repayment of approximately $294 million in debt owed by the joint venture entities to the FCC. VoiceStream assumed a total of
$675 million in debt from the joint venture entities after paying off the FCC debt in full on December 14, 2000.

        A copy of the press release announcing the transactions is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits

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
Exhibit Number     Description of Exhibit
--------------     ----------------------
   99.1            Press release dated December 14, 2000.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   December 20, 2000             VOICESTREAM WIRELESS CORPORATION
                                     (Registrant)


                                      By:    /s/ Alan R. Bender
                                          -----------------------------------
                                          Name:  Alan R. Bender
                                          Title:  Executive Vice President


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EXHIBIT LIST

Exhibit Number     Description of Exhibit
--------------     ----------------------
   99.1            Press release dated December 14, 2000.